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                                                                    Exhibit 11


                       TRIDEX CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 COMPUTATION OF PER SHARE EARNINGS
                  (Dollars in thousands, except share amounts)

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
                                                                                 Years Ended December 31,
                                                             -------------------------------------------------------------
                                                                     2000                  1999                  1998
                                                             -------------------------------------------------------------
BASIC
  EARNINGS:
     Loss from continuing operations                         $      (22,025)            $   (16,271)          $   (14,943)
     (Loss) income from discontinued operations                         (26)                  1,506                   797
     Net gain on sale of discontinued operations                      5,588                       0                     0
     Extraordinary loss due to debt modification                       (695)                      0                     0
                                                             -------------------------------------------------------------
     Net loss available to common
       stockholders                                          $      (17,158)            $   (14,765)          $   (14,146)
                                                             =============================================================
  SHARES:
       Average common shares outstanding                           6,249,000              6,368,000             6,077,000
                                                             =============================================================
  EARNINGS PER COMMON SHARE - BASIC:
     Loss from continuing operations                         $         (3.53)           $    (2.56)           $     (2.46)
     Income from discontinued operations                                0.89                   0.24                  0.13
     Extraordinary loss                                                (0.11)                     0                     0
                                                             -------------------------------------------------------------
     Net loss                                                $         (2.75)           $     (2.32)          $     (2.33)
                                                             =============================================================
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